Exhibit 99.2

Immediate Release	For Further Information Contact:
Friday, October 7, 2011	G. Les Austin Sr. Vice President, COO & CFO 918-632-0652

RAM ENERGY RESOURCES ANNOUNCES
REORGANIZATION WITH ANNUAL SAVINGS OF $3.0 MILLION

Tulsa, Oklahoma - RAM Energy Resources, Inc. (NASDAQ: RAM) today announced a company-wide reorganization of operating and administrative functions, with the annual cost savings of such measures projected to be approximately $3.0 million.

The company is consolidating certain operating, land and exploration functions previously located in the company’s Plano, Texas office to the company’s headquarters in Tulsa, Oklahoma and eliminating an executive management layer in the Tulsa office.  The reorganization includes the planned retirement of two senior vice presidents and the appointment of a new Chief Operating Officer, as also announced today.  The company will be taking a charge of $1.8 million related to these actions.

Operational Plan for Restructured RAM Energy Resources, Inc.

On a going forward basis, the company will focus all efforts on its four core assets which include the Electra/Burkburnett field in north Texas which is producing approximately 1,300 BOE per day; the Fitts/Allen field in Oklahoma which is producing approximately 825 BOE per day; the south Texas and Gulf Coast fields which are producing approximately 1,100 BOE per day; and its non-core and non-operated fields which continue to contribute approximately 650 BOE per day.  The company plans to complete the vertical drilling scheduled for 2011 in its Osage exploratory Mississippian oil play in Northern Oklahoma early in the fourth quarter and begin the drilling of the company’s first horizontal Mississippian well in early 2012.

RAM will continue to evaluate certain of our assets for strategic divestiture in order to continue the deleveraging of our balance sheet or to provide additional capital for our exploratory plays.  The previously announced possible sale of an undivided interest in the company’s Electra/Burkburnett properties to Argent Energy Trust has been put on hold pending such improvement in market conditions as will permit completion of the Argent IPO, which was originally planned for early October.  The offering of trust units of Argent Energy Trust will be made within the United States only by Argent to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The securities to be offered by Argent have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Borrowing Base Reaffirmed

As a result of the semi-annual borrowing base redetermination, RAM’s commercial lenders on September 30, 2011 reaffirmed the company’s existing borrowing base of $150.0 million under RAM’s revolving facility based on the company’s proved reserves at mid-year 2011.  At September 30, 2011 the outstanding balance under the revolving facility was $125.0 million.  Funds advanced under the revolver may be paid down and re-borrowed during the term of the revolver which matures March 2016.  The company also has borrowings under a term loan facility which had an outstanding balance of $75.0 million at September 30, 2011 and a maturity of September 2016.

Forward-Looking Statements

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements in this release, other than statements of historical facts, that address the status of exploratory or other operational activities are estimates of events or developments that the company expects or believes and are forward-looking statements.  Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, actions taken and to be taken by the government as a result of political and economic conditions, continued availability of capital and financing, and general economic, market or business conditions as well as other risk factors described from time to time in the company’s filings with the SEC.  The company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

About RAM Energy Resources

RAM Energy Resources, Inc. is an independent energy company engaged in the acquisition, exploitation, exploration, and development of oil and gas properties and the marketing of crude oil and natural gas.  Company headquarters are in Tulsa, Oklahoma, and its common shares are traded on the NASDAQ under the symbol RAM.  For additional information, visit the company website at www.ramenergy.com.